Exhibit 99.1

IMAX CORPORATION REPORTS SECOND QUARTER

2020 RESULTS

HIGHLIGHTS

•

409 IMAX® theaters reopened in China over the July 24th weekend. The Company now has 624 theaters or approximately 40% of its global network generating revenue and is ready to benefit from an IMAX-friendly slate

•

A strong balance sheet, with $319 million in consolidated cash as of June 30, 2020, and an amended credit agreement, with covenant flexibilty through Q3 2021, positions the Company well to manage through the ongoing COVID-19 related challenges

•

Cost reduction measures taken at the outset of the pandemic reduced the Company’s average monthly cash burn to approximately $10 million, as demonstrated by the second quarter and in line with previous guidance

•

IMAX signed agreements to add 29 theater systems, headlined by the international 17-theater CGV and 10-theater Wanda deals, demonstrating continued global demand for The IMAX Experience® from existing partners in established markets

•

As a result of the global pandemic, second quarter 2020 revenue decreased 92% versus 2019 to $8.9 million. Second quarter 2020 net (loss) attributable to common shareholders was ($26) million. Non-GAAP adjusted EBITDA (loss) was ($18.5) million versus $41.4 million in the prior-year period

	Three Months Ended
	June 30,
In thousands except per share data	2020	2019	YoY % Change
Total Revenue	$8.9	$104.8	(91.6%)

(Margin Loss) Gross Margin	$(7.7)	$59.6	(112.9%)
(Margin Loss) Gross Margin (%)	(86.8%)	56.8%

Net (Loss) income attributable to common shareholders	$(26.0)	$11.4	N/A
Diluted Net (Loss) income per share attributable to common shareholders	$(0.44)	$0.19	N/A
Adjusted Net (Loss) Income(1)	$(26.1)	$19.7	N/A
Adj. Net (Loss) Income Per Share(1)	$(0.44)	$0.32	N/A

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$(18.5)	$41.4	N/A
Adj. EBITDA Margin attributable to common shareholders (%) (1)	(219.3%)	43.8%	N/A

_____________

(1)	Non-GAAP Financial Measure

Note: For the definition and reconciliations of reported results to non-GAAP financial results, please refer to the discussion of non-GAAP financial measures at the end of this earnings release.

NEW YORK –July 28, 2020 – IMAX Corporation (NYSE:IMAX) today reported second quarter 2020 revenues of $8.9 million, gross margin (loss) of ($7.7) million, and a net (loss) attributable to common shareholders of ($26.0) million, or ($0.44) per diluted share. For reconciliations of reported results to non-GAAP financial results, please see the end of this press release.

Results in the second quarter reflect the closure of substantially all of the theaters in the Company’s global network driven by the Coronavirus pandemic. These closures reduced IMAX Technology Network and IMAX Maintenance revenue to essentially zero and caused a margin loss for the quarter. During the second quarter, the Company accrued $3.2 million in payroll subsidies and tax credits from the Canadian and US governments as part of their COVID-19 relief programs which benefitted SG&A expense, cost of sales, and R&D expense.

“As the only global theatrical platform for blockbuster entertainment, IMAX is uniquely advantaged as theaters begin to reopen on a rolling basis throughout the world. Our model gives us the flexibility to reopen where safe, program locally relevant content to maximize revenues, and play a leadership role as the industry returns,” said IMAX CEO Richard L. Gelfond.

“We are seeing early signs of progress, with approximately 40% of our global network currently generating revenue. This includes 409 IMAX® theaters in China, which are scheduled to debut Hollywood and local language films over the coming weeks. Additionally, the South Korean blockbuster “Peninsula” continues to perform well across markets in Asia and Europe, drawing $26.5 million in global box office despite capacity limitations and highlighting solid demand among moviegoers in lower-risk markets worldwide.”

“We believe that our solid financial position gives IMAX the strength to be ready as the rest of our network comes back online. At the end of the second quarter, the Company had $319 million in consolidated cash and recently amended its credit agreement for increased financial flexibility through September 2021.”

“We continue to look ahead to an exceptionally strong slate through 2021, as studios affirm their commitment to the theatrical release by rescheduling their key blockbuster titles. Additionally, major global exhibitors continue to underscore the value of The IMAX Experience, with new agreements including a 10-theatre deal with Wanda Film in China and a multinational 17-theatre deal with CGV.”

“We remain unwavering in our stance that the health and safety of audiences must be the priority as theaters reopen and we support by the work of local governments and our partners to put public health first.”

Second Quarter and June Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance
	Revenue	(Margin Loss) Gross Margin	(Margin Loss) Gross Margin %	Revenue	Gross Margin	Gross Margin %
2Q20	$0.4	$(6.5)	N/A	$4.6	$0.2	4.9%
2Q19	64.8	43.3	66.8%	34.8	15.4	44.1%
% change	(99.4%)	(115.1%)		(86.8%)	(98.5%)

YTD 2Q20	$17.0	$(3.7)	(21.8%)	$19.7	$5.0	25.1%
YTD 2Q19	110.8	75.0	67.7%	65.0	28.5	43.8%
% change	(84.7%)	(104.9%)		(69.7%)	(82.6%)

_____________

(1) Please refer to the Company’s Form 10-Q for the period ended June 30, 2020 for additional segment information

IMAX Technology Network

•

IMAX Technology Network revenues decreased 99% to $0.4 million in the second quarter of 2020, compared to $64.8 million in the prior-year period. The closure of the Company’s network due to the COVID-19 pandemic impacted results.

•	Margin (loss) for the IMAX Technology Network was ($6.5) million in the second quarter of 2020 and was driven by the lack of revenue and ongoing fixed costs associated with our installed IMAX network.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues decreased 87% to $4.6 million in the second quarter of 2020, compared with $34.8 million in the prior year period. Seven fewer sales type lease installations principally resulted in lower IMAX system revenue. IMAX maintenance revenue declined to nil as regular maintenance services were suspended due to the COVID-19 theater closures.

•

Total gross margin for IMAX Technology Sales and Maintenance was $0.2 million compared to $15.4 million in the prior year period. Lower revenue was partially offset by the shift in certain overhead costs from cost of sales to SG&A.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of June 30, 2020 were $319 million. Total debt was $300.2 million as of June 30, 2020.

Share Count and Capital Return

•

The weighted average diluted shares outstanding at the end of the second quarter of 2020 declined 4.4% to 58.8 million, compared to 61.5 million in the second quarter of 2019, due primarily to share repurchase activity during the twelve-month period. During the second quarter of 2020, the Company did not repurchase any stock. A total of $89.4 million remains available under the Company’s outstanding share repurchase authorization, which was extended in June and now expires in June 2021.

•	During the second quarter of 2020, IMAX China repurchased a total of 423 thousand shares at an average price of $1.50 for a total value of approximately $640 thousand.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The information posted on the Company’s corporate and Investor Relations website may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 4:30PM ET to discuss its second quarter 2020 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 367-2403 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 490-5367. The conference ID for the call is 9071085. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 9071085.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2020, there were 1,615 IMAX theater systems (1,527 commercial multiplexes, 13 commercial destinations, 75 institutional) operating in 81 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; the impact of COVID-19 on our financial condition and results of operations and on the businesses of our customers and exhibitor partners; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) New

Business Initiatives; (vii) Film Distribution; and (viii) Film Post-production. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangement (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)	New Business Initiatives, which is a segment that includes activities related to the exploration of new lines of business and new initiatives outside of the Company’s core business; and

(iv)

Film Distribution and Post-production, which includes activities related to the licensing of film content, the distribution of films primarily for the Company’s institutional theater partners (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-production segment).

Signings and Installations

	Three Months Ended June 30,
Theater System Signings:	2020		2019
Full new sales and sales-type lease arrangements	12		7
New hybrid joint revenue sharing lease arrangements	17		45
New traditional joint revenue sharing arrangements	-		2
Total new IMAX theaters	29		54
Upgrades of IMAX theater systems	-		19
Total theater signings	29		73

	Three Months Ended June 30,
Theater System Installations:	2020		2019
Full new sales and sales-type lease arrangements	2		9
New hybrid joint revenue sharing lease arrangements	1		5
New traditional joint revenue sharing arrangements	-		13
Total new IMAX theaters	3		27
Upgrades of IMAX theater systems	—		8
Total theater installations	3		35

	Three Months Ended June 30,
Theater Sales Backlog:	2020		2019
Sales and sales-type lease arrangements	190		182
Hybrid JRSA	154		154
Traditional JRSA	215	(1)	276	(1)
Total theater backlog	559	(2)	612	(3)

	Three Months Ended June 30,
Theater Network:	2020		2019
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	659		619
Hybrid joint revenue sharing lease arrangements	138		133
Traditional joint revenue sharing lease arrangements	730		693
Total Commercial Multiplex Theaters(4)	1,527		1,445
Commercial Destination Theaters	13		15
Institutional Theaters	75		81
Total theater network	1,615		1,541

_____________

(1)   Includes 46 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2019 — 60).

(2) Includes 154 new IMAX with Laser projection system configurations and 94 upgrades of existing locations to IMAX with Laser projection system configurations.

(3) Includes 139 new IMAX with Laser projection system configurations and 118 upgrades of existing locations to IMAX with Laser projection system configurations.

(4)   Period to period changes are net of the effects of permanently closed theaters.

IMAX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues
Technology sales	$2,687	$19,694	$8,349	$34,894
Image enhancement and maintenance services	3,799	56,662	24,520	100,809
Technology rentals	(137)	25,863	5,834	44,033
Finance income	2,506	2,578	5,054	5,259
	8,855	104,797	43,757	184,995
Costs and expenses applicable to revenues
Technology sales	2,546	11,939	6,415	21,374
Image enhancement and maintenance services	7,244	26,781	25,060	46,024
Technology rentals	6,753	6,524	14,884	12,904
	16,543	45,244	46,359	80,302
(Margin loss) gross margin	(7,688)	59,553	(2,602)	104,693
Selling, general and administrative expenses	29,796	32,136	58,432	59,785
Research and development	1,232	1,222	3,432	2,358
Amortization of intangibles	1,344	1,218	2,665	2,293
Credit loss expense	1,440	927	11,657	1,358
Asset impairments	-	-	1,151	-
Exit costs, restructuring charges and associated impairments	-	-	-	850
(Loss) income from operations	(41,500)	24,050	(79,939)	38,049
Gain (loss) in fair value of equity investment	2,025	(4,544)	(2,514)	(2,053)
Retirement benefits non-service expense	(130)	(160)	(246)	(320)
Interest income	891	572	1,256	1,142
Interest expense	(1,581)	(636)	(2,229)	(1,317)
(Loss) income before taxes	(40,295)	19,282	(83,672)	35,501
Income tax benefit (expense)	10,248	(5,308)	(5,257)	(8,956)
Equity in losses of investees, net of tax	-	(138)	(529)	(222)
Net (loss) income	(30,047)	13,836	(89,458)	26,323
Less: Net loss (income) attributable to non-controlling interests	4,080	(2,439)	14,137	(6,661)
Net (loss) income attributable to common shareholders	$(25,967)	$11,397	$(75,321)	$19,662
Net (loss) income per share attributable to common shareholders - basic and diluted:
Net (loss) income per share — basic and diluted	$(0.44)	$0.19	$(1.26)	$0.32

Weighted average number of shares outstanding (000's):
Basic	58,808	61,331	59,613	61,354
Fully Diluted	58,808	61,507	59,613	61,525
Additional Disclosure:
Depreciation and amortization(1)	$11,930	$15,593	$27,182	$29,804
_____________

(1)   Includes $0.2 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three months and six months ended June 30, 2020, respectively ($0.1 million and $0.2 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of dollars, except share amounts)

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$318,986	$109,484
Accounts receivable, net of allowance for credit losses	54,839	99,513
Financing receivables, net of allowance for credit losses	123,865	128,038
Variable consideration receivable, net of allowance for credit losses	39,397	40,040
Inventories	60,179	42,989
Prepaid expenses	12,008	10,237
Film assets	13,147	17,921
Property, plant and equipment	287,220	306,849
Investment in equity securities	13,192	15,685
Other assets	24,575	25,034
Deferred income tax assets	46,826	23,905
Other intangible assets	28,204	30,347
Goodwill	39,027	39,027
Total assets	$1,061,465	$889,069
Liabilities
Bank indebtedness	$297,765	$18,229
Accounts payable	13,668	20,414
Accrued and other liabilities	108,917	112,779
Deferred revenue	104,311	94,552
Deferred income tax liabilities	18,475	—
Total liabilities	543,136	245,974
Commitments and contingencies
Non-controlling interests	4,237	5,908
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
58,878,749 issued and 58,857,436 outstanding (December 31, 2019 — 61,362,872 issued and 61,175,852 outstanding)	405,583	423,386
Less: Treasury stock, 21,313 shares at cost (December 31, 2019 — 187,020)	(329)	(4,038)
Other equity	172,690	171,789
Accumulated deficit	(134,395)	(40,253)
Accumulated other comprehensive loss	(4,180)	(3,190)
Total shareholders' equity attributable to common shareholders	439,369	547,694
Non-controlling interests	74,723	89,493
Total shareholders' equity	514,092	637,187
Total liabilities and shareholders' equity	$1,061,465	$889,069

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash (used in) provided by:
Operating Activities
Net (loss) income	$(89,458)	$26,323
Adjustments to reconcile net (loss) income to cash from operating activities:
Depreciation and amortization	27,182	29,804
Credit loss expense	11,657	1,358
Write-downs	6,806	508
Deferred income tax (benefit) expense	(4,878)	1,296
Share-based and other non-cash compensation	10,850	11,710
Unrealized foreign currency exchange loss (gain)	312	(14)
Loss in fair value of equity securities	2,514	2,053
Equity in losses of investees	529	222
Changes in assets and liabilities:
Accounts receivable	36,971	489
Inventories	(16,887)	(3,226)
Film Assets	(4,057)	(8,214)
Deferred revenue	9,799	(1,355)
Changes in other operating assets and liabilities	(12,220)	(12,437)
Net cash (used in) provided by operating activities	(20,880)	48,517
Investing Activities
Purchase of property, plant and equipment	(594)	(4,175)
Purchase of equipment for joint revenue sharing arrangements	(3,908)	(22,235)
Acquisition of other intangible assets	(1,221)	(1,121)
Investment in equity securities	—	(15,153)
Net cash used in investing activities	(5,723)	(42,684)
Financing Activities
Increase in credit facility borrowings	280,244	35,000
Repayment of credit facility borrowings	—	(50,000)
Credit facility amendment fees paid	(959)	—
Settlement of restricted share units and options	(2,757)	(7,619)
Treasury stock repurchased for future settlement of restricted share units	(329)	(1,575)
Repurchase of common shares, IMAX China	(1,532)	(16,813)
Taxes withheld and paid on employee stock awards vested	(251)	(219)
Common shares issued - stock options exercised	—	2,379
Repurchase of common shares	(36,624)	(1,258)
Issuance of subsidiary shares to non-controlling interests (net of return on capital)	—	1,106
Dividends paid to non-controlling interests	(2,118)	(2,266)
Net cash provided by (used in) financing activities	235,674	(41,265)
Effects of exchange rate changes on cash	431	293
Increase (decrease) in cash and cash equivalents during period	209,502	(35,139)
Cash and cash equivalents, beginning of period	109,484	141,590
Cash and cash equivalents, end of period	$318,986	$106,451

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
IMAX Technology Network
IMAX DMR	$546	$39,293	$11,175	$67,243
Joint revenue sharing arrangements, contingent rent(2)	(137)	25,540	5,834	43,584
	409	64,833	17,009	110,827
IMAX Technology Sales and Maintenance
IMAX Systems	4,549	16,501	10,237	29,527
Joint revenue sharing arrangements, fixed fees	369	2,548	1,139	5,087
IMAX Maintenance	—	13,207	7,370	26,158
Other Theater Business(3)	(309)	2,580	954	4,206
	4,609	34,836	19,700	64,978
New Business Initiatives	632	478	1,110	1,312
Film Distribution and Post-production	3,182	3,601	5,676	6,263
	8,832	103,748	43,495	183,380
Other	23	1,049	262	1,615
Total revenues	$8,855	$104,797	$43,757	$184,995

(Margin Loss) Gross Margin
IMAX Technology Network
IMAX DMR(1)	$(30)	$23,961	$4,413	$43,736
Joint revenue sharing arrangements, contingent rent(1)	(6,501)	19,318	(8,119)	31,253
	(6,531)	43,279	(3,706)	74,989
IMAX Technology Sales and Maintenance
IMAX Systems (1)	2,650	8,019	5,826	15,071
Joint revenue sharing arrangements, fixed fees(1)	48	870	227	1,165
IMAX Maintenance	(1,908)	5,640	(1,149)	10,921
Other Theater Business	(564)	841	46	1,316
	226	15,370	4,950	28,473
New Business Initiatives	512	281	873	900
Film Distribution and Post-production (1)	(1,396)	458	(3,331)	433
	(7,189)	59,388	(1,214)	104,795
Other	(499)	165	(1,388)	(102)
Total Segment Margin	$(7,688)	$59,553	$(2,602)	$104,693

__________________

(1)   IMAX DMR gross margin includes marketing expense of $nil and $2.4 million for the three and six months ended June 30, 2020, respectively (2019 — $9.5 million and $13.4 million, respectively). JRSA gross margin includes advertising, marketing and commission expense of less than $0.1 million and $0.6 million for the three and six months ended June 30, 2020, respectively (2019 —$0.2 million and $0.3 million, respectively). IMAX Systems gross margin includes marketing and commission costs of $0.2 million and $0.4 million for the three and six months ended June 30, 2020, respectively, (2019 — $0.4 million and $0.9 million, respectively). Film Distribution segment gross margin includes marketing expense of $nil and $0.2 million for the three and six months ended June 30, 2020, respectively (2019 — less than $0.1 million and $0.6 million, respectively).

(2)   The Company is reporting negative revenue due to the continued amortization of lessee incentives that are typically netted against lease revenues, which are abnormally low during the period due to the COVID-19 global pandemic.

(3)   The Company is reporting negative revenue due to an adjustment to prior period revenue.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net (loss) income attributable to common shareholders and adjusted net (loss) income attributable to common shareholders per diluted share exclude, where applicable: (i) share-based compensation; (ii) exit costs, restructuring charges and associated impairments, (iii) changes in the fair value of equity investments, (iv) COVID-19 government relief benefits, as well as the related tax impact of these adjustments, and (v) the income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net (loss) income attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Accordingly, this non-GAAP financial measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements in the current period, if applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net (loss) income excluding (i) interest expense, net of interest income; (ii) income tax (benefit) expense; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) gain (loss) in fair value of equity investment; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) gain (loss) from equity accounted investment; (v) exit costs, restructuring charges and associated impairments; (vi) legal arbitration award; and (vii) executive transition costs.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the condensed consolidated statements of cash flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measures is presented below.

	For the Three Months Ended June 30, 2020			For the Three Months Ended June 30, 2019
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(30,047)	$(4,080)	$(25,967)	$13,836	$2,439	$11,397
Add (subtract):
Income tax (benefit) expense	(10,248)	638	(10,886)	5,308	1,187	4,121
Interest expense, net of interest income	524	(96)	620	64	(140)	204
Depreciation and amortization, including film asset amortization	11,930	1,049	10,881	15,593	1,177	14,416
EBITDA	$(27,841)	$(2,489)	$(25,352)	$34,801	$4,663	$30,138
Share-based and other non-cash compensation	6,541	299	6,242	7,186	228	6,958
(Gain) Loss in fair value of equity investment	(2,025)	(612)	(1,413)	4,544	1,443	3,101
Write-downs, including asset impairments and credit loss expense	3,843	1,815	2,028	1,169	84	1,085
Loss from equity accounted investments	—	—	—	138	—	138
Adjusted EBITDA per Credit Facility	$(19,482)	$(987)	$(18,495)	$47,838	$6,418	$41,420
Revenues attributable to common shareholders(2)	8,855	421	8,434	104,797	10,216	94,581
Adjusted EBITDA margin attributable to common shareholders	(220.0%)	(234.7%)	(219.3%)	45.6%	62.8%	43.8%

	For the Twelve Months Ended June 30, 2020 (1)			For the Twelve Months Ended June 30, 2019 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(57,210)	$(9,093)	$(48,117)	$37,596	$11,220	$26,376
Add (subtract):
Income tax expense	13,069	6,707	6,362	10,386	3,737	6,649
Interest expense, net of interest income	922	(424)	1,346	392	63	329
Depreciation and amortization, including film asset amortization	60,865	4,897	55,968	59,207	5,372	53,835
EBITDA	$17,646	$2,087	$15,559	$107,581	$20,392	$87,189
Share-based and other non-cash compensation	22,710	730	21,980	23,513	527	22,986
Loss in fair value of equity investment	978	274	704	2,053	652	1,401
Write-downs, including asset impairments and credit loss expense	23,404	5,420	17,984	5,518	1,827	3,691
Loss from equity accounted investments	304	—	304	409	—	409
Exit costs, restructuring charges and associated impairments	—	—	—	9,234	—	9,234
Legal arbitration award	—	—	—	4,237	—	4,237
Executive transition costs	—	—	—	2,994	—	2,994
Adjusted EBITDA per Credit Facility	$65,042	$8,511	$56,531	$155,539	$23,398	$132,141
Revenues attributable to common shareholders(2)	254,426	21,697	232,729	376,067	39,905	336,162
Adjusted EBITDA margin attributable to common shareholders	25.6%	39.2%	24.3%	41.4%	58.6%	39.3%

_____________

(1) Senior Secured Net Leverage Ratio calculated using twelve months ended Adjusted EBITDA per Credit Facility. During the second quarter, the Company entered into the Amendment to the Credit Facility Agreement which provides for, among other things, the suspension of the Senior Secured Net Leverage Ratio financial covenant through the first quarter of 2021.

(2)

	Three months ended June 30, 2020		Three months ended June 30, 2019		12 months ended June 30, 2020		12 months ended June 30, 2019
Total revenues		$8,855		$104,797		$254,426		$376,067
Greater China revenues	$1,393		$32,575		$71,700		$125,289
Non-controlling interest ownership percentage(3)	30.19%		31.36%		30.26%		31.85%
Deduction for non-controlling interest share of revenues		(421)		(10,216)		(21,697)		(39,905)
Revenues attributable to common shareholders		$8,434		$94,581		$232,729		$336,162

(3) Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

Adjusted Net (Loss) Income Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2020		June 30, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Diluted EPS	Net Income	Diluted EPS
Reported net (loss) income attributable to common shareholders	$(25,967)	$(0.44)	$11,397	$0.19
Adjustments(1):
Share-based compensation	6,168	0.10	$6,799	0.11
Change in the fair value of equity securities	(1,413)	(0.02)	3,101	0.05
COVID-19 government relief benefits	(3,151)	(0.05)	—	—
Tax Impact on items listed above	(857)	(0.01)	(1,604)	(0.03)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	(841)	(0.02)	—	—
Adjusted net (loss) income(1)	$(26,061)	$(0.44)	$19,693	$0.32

Weighted average basic shares outstanding		58,808		61,331
Weighted average diluted shares outstanding		58,808		61,507

(1)	Reflects amounts attributable to non-controlling interests.

	Six Months Ended		Six Months Ended
	June 30, 2020		June 30, 2019
(In thousands of U.S. dollars, except per share amounts)	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net (loss) income attributable to common shareholders	$(75,321)	$(1.26)	$19,662	$0.32
Adjustments(1):
Share-based compensation	10,243	0.17	$11,076	0.18
Exit costs, restructuring charges and associated impairments	—	—	850	0.01
Change in the fair value of equity securities	1,752	0.03	1,401	0.03
COVID-19 government relief benefits	(3,151)	(0.05)	—	—
Tax impact on items listed above	(1,195)	(0.02)	(2,484)	(0.04)
Income tax effects related to the removal of the indefinitely reinvested assertion on the historical earnings of certain subsidiaries	12,885	0.21	—	—
Adjusted net (loss) income(1)	$(54,787)	$(0.92)	$30,505	$0.50

Weighted average basic shares outstanding		59,613		61,354
Weighted average diluted shares outstanding		59,613		61,525

(1)	Reflects amounts attributable to non-controlling interests.

Free Cash Flow:

	Three Months Ended	Six Months Ended
	June 30, 2020	June 30, 2020
Net cash used in operating activities	$(26,846)	$(20,880)
Net cash used in investing activities	(3,010)	(5,723)
Free cash flow	$(29,856)	$(26,603)